UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2014

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 25, 2014, Old National Bancorp ("Company") adopted a Rule 10b5-1 plan ("Rule 10b5-1 Plan") under which the Company’s designated broker will have the authority to repurchase up to 1.0 million shares of common stock of the Company commencing on August 26, 2014 and expiring October 28, 2014, unless terminated earlier pursuant to the terms of the Rule 10b5-1 Plan. A Rule 10b5-1 plan allows a company to purchase its shares at times when it would not ordinarily be in the market due to the company's trading policies or the possession of material non-public information.

The Rule 10b5-1 Plan has been established in connection with the Company's previously disclosed stock repurchase plan ("Repurchase Plan"), which was approved by the Company’s Board of Directors on January 23, 2014 and authorizes the repurchase of up to 2.0 million shares of the Company’s stock, as conditions warrant, through January 31, 2015. As of August 25, 2014, no shares had been repurchased under the Repurchase Plan. The timing and extent of the repurchases under the Rule 10b5-1 plan are subject to Securities and Exchange Commission regulations as well as certain price, market volume and timing constraints specified in the plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

August 25, 2014	By:	Christopher A. Wolking

Name: Christopher A. Wolking
Title: Senior EVP and Chief Financial Officer